UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

KAYDON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12640 (Commission File Number)	13-3186040 (IRS Employer Identification No.)

315 East Eisenhower Parkway, Suite 300

Ann Arbor, MI 48108

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (734) 747-7025

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Cash Bonuses to Executive Officers

On February 15, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Kaydon Corporation (the “Company”) exercised its discretion to approve the payment of fiscal year 2004 annual cash bonuses for the Company’s named executive officers in the following amounts: Brian P. Campbell, Chairman, President and Chief Executive Officer -- $420,000; John R. Emling, Senior Vice President-Operations -- $183,000; Peter C. DeChants, Vice President-Corporate Development and Treasurer -- $162,000; John F. Brocci, Vice President-Administration and Secretary -- $112,440; and Kenneth W. Crawford, Vice President and Corporate Controller -- $111,000.

Annual bonuses for 2004 for the executive officers were determined based on the Committee’s evaluation of (1) the Company’s results for the 2004 fiscal year, including revenue, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, asset management, net income, productivity improvements, return on capital employed and cash flow returns, (2) the individual executive officer’s contribution to those results, and (3) competitive pay practices. On the final point, the Committee considered the fact that, with the exception of Mr. Emling who received cash bonuses for 2000 and 2001 related to his prior position as President of the Company’s Specialty Bearings Products Group, the named executive officers had not received cash bonuses since 1999.

1999 Long Term Stock Incentive Plan

In May 1999, the Company’s shareholders approved the Kaydon Corporation 1999 Long Term Stock Incentive Plan (the “1999 Plan”). The 1999 Plan provides for the grant of restricted stock, stock options, performance shares, stock appreciation rights, restricted stock units and other cash-based and stock-based awards to employees of the Company. The Company has previously granted non-qualified stock options and made awards of restricted stock under the 1999 Plan to its Chief Executive Officer and its other named executive officers, and the Company anticipates granting similar awards from time to time in the future pursuant to the 1999 Plan. A written award agreement evidences each award granted under the 1999 Plan.

The form of restricted stock agreement and the form of non-qualified stock option agreement to be entered into by the Company and award recipients are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.
	10.1	Form of restricted stock agreement under the Kaydon Corporation 1999 Long Term Stock Incentive Plan
	10.2	Form of non-qualified stock option agreement under the Kaydon Corporation 1999 Long Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2005	KAYDON CORPORATION

By:  /s/ Kenneth W. Crawford

Kenneth W. Crawford
Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of restricted stock agreement under the Kaydon Corporation 1999 Long Term Stock Incentive Plan
10.2	Form of non-qualified stock option agreement under the Kaydon Corporation 1999 Long Term Stock Incentive Plan